UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2013

PARKERVISION, INC.
 (Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2013, ParkerVision, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. as the sole bookrunning manager (the “Underwriter”), related to the public offering by the Company (the “Offering”) of an aggregate of 4,100,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).  The Company also granted the Underwriter a 45-day option to purchase up to an aggregate of 615,000 additional shares (together with the Firm Shares, the “Shares”) of Common Stock as may be necessary to cover any over-allotments made in connection with the Offering.  The Shares are being sold to the public at a price of $3.25 per share.  The Underwriter has agreed to purchase the Shares at a discount of $0.182 per share, representing 5.6% of the public offering price, for an aggregate discount of $746,200 (or $858,130 assuming the over-allotment option is exercised in full).  After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $12,433,800, (or $14,320,620, assuming the over allotment option is exercised in full).

The Underwriting Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions.  In addition, the Company and Underwriter have agreed to indemnify each other against certain liabilities, including indemnification of the Underwriter by the Company for liabilities under the Securities Act of 1933, as amended (the “Act”), and for liabilities arising from breaches of the representations, warranties or obligations contained in the Underwriting Agreement. The Company anticipates that the Offering will close on March 26, 2013, subject to the satisfaction or waiver of the closing conditions.

The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-183713), which was filed with the Securities and Exchange Commission (“SEC”) on September 4, 2012 and declared effective by the SEC on September 11, 2012, and the Company’s registration statement on Form S-3 (File No. 333-187403), which became effective immediately upon filing with the SEC on March 21, 2013, pursuant to Rule 462(b) under the Act, and is described in more detail in a prospectus supplement dated March 21, 2013 and an accompanying base prospectus dated September 11, 2012.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Events.

On March 20, 2013, the Company issued a press release announcing the Offering.  On March 21, 2013, the Company issued a press release announcing that it had priced the Offering.  The press releases are attached to this Current Report as Exhibit 99.1 and 99.2, respectively.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated March 21, 2013 between ParkerVision, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release dated March 20, 2013.

99.2	Press release dated March 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013
PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated March 21, 2013 between ParkerVision, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release dated March 20, 2013.

99.2	Press release dated March 21, 2013.

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